SECURITY AGREEMENT

dated as of

September 28, 2006

among

MANCHESTER INC.,
NICE CARS ACCEPTANCE ACQUISITIONCO., INC.,
NICE CARS OPERATIONS ACQUISITIONCO., INC.,

as Guarantors,

THE BANK OF NEW YORK,

as the Collateral Agent

and

PALM BEACH MULTI-STRATEGY FUND, L.P.,

as Lender

Schedule I- Chief Executive Office

i

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of September 28, 2006 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Security Agreement”) is made among (1) Manchester Inc., a Nevada corporation (“Manchester”); Nice Cars Acceptance AcquisitionCo., Inc., a Delaware corporation (“NCAC”), and Nice Cars Operations AcquisitionCo., Inc., a Delaware corporation (“NCOC”) (together, the “Guarantors”, and each, a “Guarantor”), (2) The Bank Of New York as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and (3) Palm Beach Multi-Strategy Fund, L.P. (the “Lender”).

WITNESSETH:

WHEREAS, the Guarantors have executed that certain Guaranty (the “Guaranty”) dated the date hereof in favor of the Lender in respect of certain obligations of Nice Cars Funding LLC (the “Borrower”) under that certain Loan and Security Agreement (the “Loan Agreement”) dated the date hereof between the Borrower and Lender, and the other Loan Documents (as defined in the Loan Agreement), and in respect of certain obligations of the Guarantors under the Sale and Security Agreement (as defined in the Loan Agreement) and the other Loan Documents;

WHEREAS, it is a condition precedent to the Lender making advances to the Borrower under the Loan Agreement that the Guarantors have executed and delivered this Security Agreement as security for the Guarantors’ obligations under the Guaranty;

WHEREAS, each Guarantor is duly authorized to execute and deliver this Security Agreement. All agreements made by each Guarantor herein are for the benefit and security of the Secured Parties and the Collateral Agent. Each Guarantor is entering into this Security Agreement, and the Collateral Agent is accepting the grants created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; and

WHEREAS, all things necessary to make this Security Agreement a valid, binding and legal obligation of each Guarantor, in accordance with the terms of this Security Agreement, have been done and performed and have happened.

GRANTING CLAUSE

NOW, THEREFORE, THIS SECURITY AGREEMENT WITNESSETH, that, to secure the prompt and complete payment of all Secured Guaranty Obligations and the performance and observance by each Guarantor of all the agreements, covenants and provisions contained in the Guaranty for the benefit of the Lender, and in consideration of the premises and of the covenants herein contained, each Guarantor does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, to the Collateral Agent and its successors and assigns, for the security and benefit of the Lender, a first priority security interest in and mortgage Lien on all estate, right, title and interest of such Guarantor in, to and under all personal property of any kind or description whatsoever, wherever located, whether now owned or hereafter acquired, tangible or intangible, including (i) all Accounts, Chattel Paper, Commercial Tort Claims, copyrights, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Guarantor Accounts, Instruments, Inventory, Investment Property, Letter-of-Credit Rights (and all letters of credit), money, Supporting Obligations and the Intellectual Property Collateral and (ii) without limiting the foregoing, the following described properties, rights, interests and privileges whether now owned or hereafter acquired:

1. The Acquisition Agreements, including, without limitation, (i) any and all rights of any Guarantor to receive moneys under or pursuant to the Acquisition Agreements, (ii) any and all claims of any Guarantor for damages under or in respect of the Acquisition Agreements including, without limitation, any and all claims arising under any warranty or indemnity provision contained in the Acquisition Agreements, and (iii) any and all rights of any Guarantor to compel performance of the Acquisition Agreements;

2. All rights of the Guarantors under the Loan Documents to which they are a party (other than the Guaranty and this Agreement);

3. The membership interests, shares, stock and other equity interests (the “Equity Interests”) of each and any direct and indirect subsidiary of each Guarantor (each, a “Equity Interest”), all certificates (if any) representing or evidencing such Equity Interests, and all of the rights of the applicable member or stockholder under the related constitutional documents, and all present and future rights of the applicable member to receive payment of money or other distributions, dividends or payments arising out of or in connection with such Equity Interests and its rights under such constitutional documents;

4. All debt securities, indebtedness and liabilities now or hereafter issued to, owed to or held by any Guarantor, in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated and whether now or hereafter outstanding, together with all certificates, promissory notes, Instruments, Chattel Paper or other documents representing or evidencing any of the foregoing (collectively, the “Pledged Debt Interests”);

5. Each Guarantor Account, all security entitlements with respect to all Financial Assets credited from time to time to the Guarantor Accounts, all dividends, distributions, return of capital, interest, Cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or such Financial Assets and all subscription warrants, rights or options issued thereon or with respect thereto, and all certificates and Instruments, if any, from time to time representing or evidencing the Guarantor Accounts;

6. All Accounts, Chattel Paper, Instruments, General Intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of Goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all security agreements, leases, charters and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Instruments, General Intangibles or obligations;

7. All rents, issues, profits, revenues, insurance or requisition proceeds and other income of the property subjected or required to be subjected to the Lien of this Security Agreement and all other property of the Guarantors, whether tangible or intangible, now owned or hereafter acquired; and

together with, to the extent not otherwise included above, all Proceeds and products of any and all of the foregoing (or of such Proceeds and products). All of the foregoing is collectively referred to herein as the “Guaranty Collateral”.

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, in trust, for the benefit and security of the Lender, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

It is expressly agreed that anything herein contained to the contrary notwithstanding, each Guarantor shall remain liable under each of the agreements and contracts included in the Guaranty Collateral to which such Guarantor is a party (the “Collateral Documents”) and to perform all of the obligations assumed by such Guarantor thereunder, all in accordance with and pursuant to the terms and provisions thereof, and that the Collateral Agent and the Secured Parties shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall any of the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of any Guarantor under or pursuant to any of the Collateral Documents, except as herein expressly provided, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Each Guarantor does hereby constitute the Collateral Agent the true and lawful attorney of such Guarantor, irrevocably, with full power (in the name of such Guarantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Collateral Documents and all other property which now or hereafter constitutes part of the Guaranty Collateral, to endorse any checks or other Instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises.

Each Guarantor agrees that at any time and from time to time, upon the written request of the Collateral Agent, such Guarantor will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Agent may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers granted herein.

Each Guarantor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Security Agreement shall remain in effect and shall not have been terminated pursuant to its terms, any of its estate, right, title or interest hereby assigned, to anyone other than the Collateral Agent, and that, with respect to such right, title and interest hereby assigned, it will not, except as expressly provided in this Security Agreement and the Guaranty, (i) enter into any agreement amending or supplementing any of the Collateral Documents, (ii) execute any waiver or modification of, or consent under, the terms of any of the Collateral Documents, (iii) settle or compromise any claim arising under any of the Collateral Documents, or (iv) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Collateral Documents to arbitration thereunder.

Each Guarantor does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of any of the Collateral Documents or of any of the rights created by any thereof or the assignment hereunder.

It is hereby further agreed that any and all property described or referred to in the Granting Clause hereof which is hereafter acquired by any Guarantor shall ipso facto, and without any other conveyance, assignment or act on the part of such Guarantor or the Collateral Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of such Guarantor contained in the foregoing paragraphs.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. For all purposes of this Agreement, (a) terms capitalized herein that are not defined herein shall have the meanings given to them in the Guaranty or the Loan Agreement and (b) the following terms which are defined in the UCC are used herein as so defined: Accounts, Cash, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Equipment, Financial Assets, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, letter of credit, money, Proceeds, promissory note, Securities Account and Supporting Obligation.

In addition, the following terms shall have the meaning herein specified:

“Acquisition Agreements” means the (i) Share Purchase and Exchange Agreement, dated the date hereof, among Manchester, NCAC, Nice Cars Capital Acceptance Corporation, a Georgia corporation (“NCCAC”) and the shareholders of NCCAC, (ii) the Share Purchase and Exchange Agreement, dated the date hereof, among Manchester, NCOC, Nice Cars, Inc., a Georgia corporation (“NCI”) and the shareholders of NCI, and (iii) the Employment Agreements, dated the date hereof, between Manchester and each of Raymond A. Lyle, Victoria E. Lyle, Robert Lyle, Raymond A. Lyle, II and Ginger Bond.

“Guarantor Accounts” means all accounts of the Guarantors (except the Blocked Account) as of the date hereof with any bank or financial institution, details of which have been given to Lender.

“Guarantor Account Control Agreements” means the account control agreements entered into in accordance with Section 4.01 hereof.

“Guarantor Default” means any breach by any Guarantor of any of its obligations, covenants or agreements under the Guaranty or this Agreement, or any event which with the passage of time or notice or both would constitute such a breach.

“Intellectual Property Collateral” means, collectively, (a)(i) all computer and other electronic data processing hardware, (ii) all software programs, (iii) all firmware associated therewith, (iv) all documentation with respect to such hardware, software and firmware described in the preceding clauses (i) through (iii) and (v) all rights with respect to all of the foregoing, (b) all copyrights of each Guarantor and all applications for registration thereof, (c)(i) all letters patent and applications for letters patent throughout the world, (ii) all patent licenses of each Guarantor, (iii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in the preceding clauses (i) and (ii), and (iii) all proceeds of, and rights associated with, the foregoing, (d) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and General Intangibles of a like nature, in each case, of the Guarantor and (e) common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Guarantor.

“Interest Coverage Ratio” shall mean the fraction, expressed as a ratio, the numerator of which shall be (i) the consolidated interest income of NCAC and NCOC according to GAAP and the denominator of which shall be (ii) the consolidated interest expense of NCAC and NCOC according to GAAP.

“Leverage Ratio” means, the fraction, expressed as a ratio, the numerator of which is equal to (i) (a) the consolidated liabilities of NCAC and NCOC according to GAAP, less (b) any consolidated subordinate debt of NCAC and NCOC according to GAAP, and the denominator of which is equal to (ii) (x) the Tangible Net Worth, plus (y) any consolidated subordinate debt of NCAC and NCOC according to GAAP.

“Secured Guaranty Obligations” means all obligations and liabilities of the Guarantors under the Guaranty.

“Servicer Termination Event” shall have the meaning given to that term in the Sale and Servicing Agreement.

“Tangible Net Worth” means (i) the consolidated stockholders’ equity of NCAC and NCOC according to GAAP, less (ii) any intangible assets of NCAC and NCOC according to GAAP.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Guaranty Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 1.02 Other Definitional Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) any reference to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations (and any reference to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including money, Securities, Accounts and contract rights.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.01 Representations and Warranties of Guarantors. The Guarantors jointly and severally represent and warrant as follows:

(a) Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary corporate power and authority to enter into this Agreement and each of the other Loan Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Each Guarantor operates its business only under the assumed names listed on Schedule 5.1(b) of Schedule A attached to the Loan Agreement.

(c) Each Guarantor has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which it is a party are the legal, valid and binding obligations of such Guarantor and are enforceable against such Guarantor in accordance with their terms.

(d) The execution, delivery and performance by each Guarantor of this Agreement and the other Loan Documents to which it is a party does not and shall not (i) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Guarantor; (ii) violate any provision of its charter documents or bylaws; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Guarantor is a party or by which it or any of its assets or properties may be bound or affected; and no Guarantor is in default of any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(e) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by any Guarantor of this Agreement or any other Loan Document for the valid consummation of the transactions contemplated hereby or thereby.

(f) No event has occurred and is continuing which constitutes a Guarantor Default. There is no action, suit, proceeding or investigation pending or threatened against or affecting any Guarantor before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect.

(g) No Guarantor is in default in the payment of any taxes levied or assessed against it or any of its assets or properties, except for taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been made.

(h) Each Guarantor has good and marketable title to its assets and properties as reflected in its financial statements furnished to Lender.

(i) Each of the financial statements furnished to Lender by the Guarantors was prepared in accordance with GAAP and fairly and accurately reflects their financial condition as of the date thereof; and each Guarantor hereby certifies that there have been no Material Adverse Effects, since the date of such statements, and there are no known contingent liabilities not provided for or disclosed in such statements.

(j) Neither this Agreement, the Guaranty or any statement or document referred to herein or delivered to any Secured Party or the Custodian by any Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

(k) The Guarantors have good, indefeasible and merchantable title to and ownership of the Guaranty Collateral, free and clear of all Liens, except those of the Collateral Agent for the benefit of Lender.

(l) All books, records and documents relating to the Guaranty Collateral are and shall be genuine and in all respects what they purport to be.

(m) Each place of business of each Guarantor is only at the locations set forth in Section 5.1(n) of Schedule A attached to the Loan Agreement. No Guarantor shall begin or do business (either directly or through subsidiaries) at other locations or cease to do business at any of the above locations or at Guarantor’s principal place of business without first notifying Lender.

(n) The present value of all benefits vested under all Plans of the Guarantors or any Commonly Controlled Entity (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plans applicable to such vested benefits.

(o) The liability to which any Guarantor or any Commonly Controlled Entity would become subject under Sections 4063 or 4064 of ERISA if such Guarantor or any Commonly Controlled Entity were to withdraw from all Multi-employer Plans or if such Multi- employer Plans were to be terminated as of the valuation date most closely preceding the date hereof, is not in excess of One Thousand Dollars ($1,000.00);

(p) No Guarantor is engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulations G or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Lender, each Guarantor shall furnish to Lender a statement in conformity with the requirement of Federal Reserve Form G-3 referred to in said Regulation G to the foregoing effect. All of the outstanding securities of each Guarantor have been offered, issued, sold and delivered in compliance with, or are exempt from, all federal and state laws and rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

(q) No Guarantor is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(r) To the best of each Guarantor’s knowledge, the land and improvements owned or leased by each Guarantor for use in its business operations (including the locations listed in Section 5.1(n) of Schedule A of the Loan Agreement) are free of dangerous levels of contaminates, oils, asbestos, radon, PCB’s, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority.

(s) Each Guarantor is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of each Guarantor’s assets, at fair saleable valuation, exceeds the sum of its liabilities. No Guarantor shall be rendered insolvent by the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in each Guarantor is not now and shall not foreseeably become unreasonably small to permit such Guarantor to carry on its business and transactions and all businesses and transactions in which it is about to engage. No Guarantor intends to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

(t) The Collateral Agent for the benefit of Lender has a perfected first priority security interest in favor of the Collateral Agent for the benefit of Lender in all of the Guarantors’ respective right, title and interest in the Guaranty Collateral, prior and superior to any other Lien, except any statutory or constitutional lien for taxes not yet due and payable.

(u) There are no material actions, suits or proceedings pending, or threatened against or affecting the assets of any Guarantor or the consummation of the transactions contemplated hereby, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind. No Guarantor is subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a Material Adverse Effect.

(v) Section 5.1(x) of Schedule A attached to the Loan Agreement correctly and completely sets forth for each Guarantor (i) its full legal name and state of organization, (ii) its Federal Tax Identification Number; (iii) its chief executive office, (iv) all prior names used in the last five (5) years (including, without limitation, such Guarantor’s predecessors in interest as a result of a merger or consolidation) and (v) the charter or other similar number for such Guarantor in its state of organization.

(w) No Guarantor (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(x) Each Guarantor is in compliance with the Patriot Act. No part of the proceeds of any of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(y) This Security Agreement constitutes the legal, valid and binding obligations of each Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

(z) No Guarantor has any Deposit Accounts, Securities Accounts, collateral accounts or any other accounts with any Person other than the Guarantor Accounts (collectively, the “Other Accounts”).

ARTICLE III

COVENANTS

SECTION 3.01 Certain Affirmative Covenants of Guarantors. So long as any of the Secured Guaranty Obligations remain outstanding or any obligations of the Lender under the Loan Agreement shall remain outstanding, the Guarantors hereby jointly and severally agree and covenant that each Guarantor shall:

(a) Pay or cause to be paid currently all of its expenses, including all payments on its obligations whenever due, as well as all payments of any and all taxes of whatever nature when due. This provision shall not apply to taxes or expenses which are due, but which are challenged in good faith and for which adequate reserves have been established.

(b) Maintain, preserve, and protect the Guaranty Collateral.

(c) Furnish to Secured Parties prompt written notice as to the occurrence of any Guarantor Default hereunder or Servicer Termination Event or any event which with the passage of time or the giving of notice would become a Servicer Termination Event.

(d) Carry on and conduct its business in the same manner and in the same fields of enterprise as it is presently engaged, and shall preserve its existence, licenses or qualifications as a domestic corporation in the state of its incorporation and as a foreign organization in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign organization necessary, and to maintain all other material organizational rights and franchises.

(e) Comply and cause each of the Guarantors to comply with all statutes, governmental rules and regulations applicable to them and their business (including, without limitation, applicable usury and consumer Laws).

(f) Permit and authorize Secured Parties and allow Secured Parties to access, without notifying any Guarantor, (i) to make such inquiries or investigation through business credit, other credit reporting services or other sources concerning any Guarantor as any Secured Party, in its sole discretion, shall deem appropriate and (ii) to inspect, audit and examine the Guaranty Collateral at the premises of Guarantors.

(g) Provide each Secured Party sixty (60) days prior written notice of any Guarantor initiating any activities in any state other than the then-Approved States.

(h) Provide Lender with evidence of such Guarantor’s insurance (including, without limitation, property damage and liability insurance) issued by a reputable carrier, as required by Lender (which insurance shall be in such amounts and cover such risks as is satisfactory to Lender and shall include without limitation, Director and Officer insurance, Errors and Omissions insurance and Fidelity insurance). This insurance shall reflect the Collateral Agent for the benefit of Lender as the loss payee or additional insured, as required by Lender, and contain a provision that the Collateral Agent for the benefit of Lender shall be notified by the carrier thirty (30) days prior to the termination or cancellation of any such insurance.

(i) promptly notify Lender and the Collateral Agent in writing of:

(i) the occurrence of any Material Adverse Effect;

(ii) the acceleration of the maturity of any indebtedness owed by any Guarantor, or any default by any Guarantor under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound;

(iii) the filing of any suit or proceeding against any Guarantor.

Upon the occurrence of any of the foregoing, the Guarantors will take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, acceleration, default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing.

(j) Perform its obligations and undertakings hereunder and pursuant to the other Loan Documents.

(k) Contemporaneously herewith and from time to time hereafter, deliver to the Collateral Agent possession all originals of all negotiable Documents and Instruments and Chattel Paper and promissory notes currently owned or held by such Guarantor and representing or evidencing any indebtedness (duly endorsed in blank).

(l) If at any time any Guarantor shall acquire or otherwise have rights with respect to a Commercial Tort Claim which such Guarantor reasonably believes, based upon then-current information, is likely to result in a judgment in favor of such Guarantor in excess of $250,000, it shall promptly notify the Lender and the Collateral Agent thereof in a writing (such writing to be in form and substance satisfactory to the Lender and the Collateral Agent) signed by it containing brief details thereof to the Collateral Agent and take such other actions as necessary or desirable or reasonably requested by the Collateral Agent or the Lender to grant and perfect a Lien in such Commercial Tort Claim in favor of the Collateral Agent for the benefit of the Lender.

(m) During the term of this Agreement and so long as any of the Indebtedness remains unpaid, maintain a modern system of accounting in accordance with GAAP or other systems of accounting acceptable to Lender. For the purpose of determining compliance with the covenants and representations in the Loan Documents, Lender shall have the right to recast any financial statement or report presented to Lender by or on behalf of any Guarantor to comply with GAAP.

SECTION 3.02 Financial Covenants. Manchester, NCAC and NCOC jointly and severally undertake and covenant with the Lender that (i) the Leverage Ratio shall not exceed 5:1 on any date of determination; (ii) the Tangible Net Worth shall not be less than $18,000,000 on any date of determination, (iii) the Interest Coverage Ratio shall not exceed 1.5:1 on any date of determination and (iv) the consolidated net income of NCAC and NCOC determined in accordance with GAAP for every period of one calendar month shall exceed $1.00 (one dollar).

SECTION 3.03 Negative Covenants. So long as any of the Secured Guaranty Obligations remain outstanding or any obligations of the Lender under the Loan Agreement shall remain outstanding, the Guarantors hereby jointly and severally agree and covenant that no Guarantor shall, without the Lender’s prior written consent , do any of the following:

(a) (i) Incur or permit to exist any Lien with respect to the Guaranty Collateral now owned or hereafter acquired by such Guarantor, except Liens in favor of the Collateral Agent for the benefit of Lender or (ii) enter into or become subject to any agreement (other than this Agreement or any Loan Document) that prohibits or otherwise restricts the right of such Guarantor to create, assume or suffer to exist any Lien in favor of the Collateral Agent for the benefit of Lender on such Person’s assets.

(b) Delegate, transfer or assign any of its obligations or liabilities under this Agreement or any other Loan Document, or any part thereof, to any other Person.

(c) Be a party to or participate in: (i) any merger or consolidation; (ii) any purchase or other acquisition of all or substantially all of the assets or properties or shares of any class of, or any partnership or joint venture interest in, any other Person; or (iii) any sale, transfer, conveyance or lease of all or substantially all of such Guarantor’s assets or properties.

(d) Incur, assume or suffer to exist any Liabilities (including any contingent liabilities) or otherwise become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise other than (i) Liabilities under the Loan Documents to which it is a party; (ii) accounts payable incurred in the ordinary course of business; or (iii) other Liabilities consented to in writing by Lender.

(e) Directly or indirectly make loans to, invest in, extend credit to, or guaranty the debt of any Person, other than in the ordinary course of such Guarantor’s business.

(f) Amend, modify, or otherwise change in any respect any material agreement, instrument, or arrangement (written or oral) by which such Guarantor, or any of its assets, are bound, including, without limitation, the Loan Documents.

(g) Change its name, convert from one type of entity to another type, change its principal place of business, change the state in which it is organized under, or make any material changes in the nature of its business as carried on as of the date hereof.

(h) Make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except as expressly authorized pursuant to the Loan Documents; (ii) engage directly or indirectly in any business or conduct any operations except as expressly authorized pursuant to the Loan Documents; or (iii) make any acquisitions of or capital contributions to or other investments in any Person, except pursuant to the Loan Documents.

(i) Establish or deposit any monies, securities or any other assets in any Other Account without the prior written consent of the Lender.

(j) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Guaranty Collateral, or create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Guaranty Collateral to secure indebtedness of any Person, except for the security interest created by this Security Agreement.

SECTION 3.04 Covenants by Manchester. Manchester covenants with the Lender that it shall not at any time make any Distribution to its equity owners or any other Person if such Distribution would cause (i) a Guarantor Default or (ii) a Default or Event of Default (as those terms are defined in the Loan Agreement).

SECTION 3.05 Covenants by NCOC. NCOC represents and warrants to the Lender that, as of the date hereof, it does not own any interest in any retail installment sale contracts for any new or used automobiles, light trucks, vans or minivans and covenants with the Lender that it shall not on any date after the date of this Agreement own any such interest or originate any such sale contracts.

SECTION 3.06 Financial Reports. Each Guarantor shall furnish to Lender and its duly authorized representatives such information respecting the business and financial condition such Guarantor may reasonably request, and without any request, the following financial statements and reports, in a form satisfactory to Lender:

(a) As soon as available, and in any event within ten (10) calendar days after the close of each month, a copy of the consolidated and consolidating balance sheet of such Guarantor and the Borrower as of the close of the preceding month and the consolidated and consolidating statements of income, retained earnings and cash flows of such Guarantor and for the preceding month, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year (to the extent available to compare), prepared in accordance with GAAP, consistently applied;

(b) As soon as available, and in any event within ninety (90) calendar days after the close of each fiscal year of such Guarantor, a copy of the consolidated and consolidating balance sheets of such Guarantor and the Borrower as of the close of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of such Guarantor and the Borrower for such period, and all supporting schedules and footnotes thereto, all in detail reasonably satisfactory to Lender, prepared in accordance with GAAP, consistently applied. All such annual financial statements shall be audited by a firm of independent public accountants of recognized standing, selected by such Guarantor and satisfactory to Lender, in accordance with GAAP, and shall be accompanied by the written statement of the accountants who prepared the audited financial statements, certifying whether such accountants have obtained knowledge of any Event of Default under the Loan Documents;

(c) As soon as available, and in any event within forty-five (45) calendar days prior to the close of each annual accounting period of such Guarantor, pro forma balance sheets and statements of income, retained earnings and cash flows of the Borrower for the next annual accounting period;

(d) Promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of such Guarantor’s or any of its subsidiary’s operations or concerning significant aspects of such Guarantor’s or any of its subsidiary’s financial affairs, given to it by its independent public accountants;

(e) Promptly after receipt thereof and in no event more than five (5) Business Days thereafter, a copy of each audit or other report made by any state or federal agency of the books and records or assets of such Guarantor of its compliance or non-compliance with applicable laws relating to the underwriting, origination, servicing and/or collection of loans;

(f) Promptly (but never more than five (5) Business Days) after knowledge thereof shall have come to the attention of such Guarantor, written notice of (i) any threatened or pending litigation or governmental proceeding or labor controversy against such Guarantor or (ii) the occurrence of any Guarantor Default;

(g) As soon as available, a copy of all federal and state tax returns filed by such Guarantor during the current fiscal year and each fiscal year hereafter;

(h) Within ten (10) calendar days of a request therefor from Lender, such other information (whether financial or otherwise) regarding such Guarantor as Lender shall reasonably require; and

(i) As soon as available, and in any event within ten (10) calendar days prior to the beginning of each calendar month, monthly financial projections of such Guarantor for the next month.

Each of the financial statements furnished to Lender pursuant to subsections (b) and (c) of this Section shall be accompanied by a written certificate signed by the chief financial officer or other authorized representative of Manchester, to the effect that to the best of the chief financial officer’s or applicable authorized representative’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken to remedy the same.

ARTICLE IV

GUARANTOR ACCOUNTS

SECTION 4.01 Guarantor Accounts. Within 15 calendar days after the date hereof, each Guarantor shall enter into account control agreements with the Lender, the Collateral Agent and the applicable banks with respect to all the Guarantor Account(s) held in the name of such Guarantor, each such account control agreements to be in form and substance satisfactory to the Lender in its sole discretion.

ARTICLE V

REMEDIES

SECTION 5.01 Remedies. If any Guarantor Default shall occur and be continuing, the Lender or the Collateral Agent at the direction of the Lender may protect and enforce their rights under the Guaranty and this Agreement by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in the Guaranty and this Agreement and the following rights and remedies:

(a) All of the rights and remedies of a secured party under the UCC, as amended, or other applicable law.

(b) The right, to the fullest extent permissible by law, to: (i) enter upon the premises of any Guarantor, or any other place or places where the Guaranty Collateral is located and kept, without any obligation to pay rent to any Guarantor, through self-help and without judicial process, without first obtaining a final judgment or giving any Guarantor notice and opportunity for a hearing on the validity of such Secured Party’s claim, and remove the Guaranty Collateral therefrom to the premises of any Secured Party or any agent of Lender, for such time as Lender may desire, in order to effectively collect and liquidate the Collateral; and/or (ii) require any Guarantor to assemble the Guaranty Collateral and make it available to such Secured Party at a place to be designated by such Secured Party, in Lender’s reasonable discretion.

(c) The right to sell or otherwise dispose of any or all Guaranty Collateral in its then condition at public or private sale or sales, in lots or in bulk, for cash or on credit, all as any Secured Party, in its discretion, may deem advisable; provided that such sales may be adjourned from time to time with or without notice. The requirement of reasonable notice to Guarantors of the time and place of any public sale of the Guaranty Collateral or of the time after which any private sale either by any Secured Party or at Lender’s option, a broker, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Guarantors at the address of Guarantors designated herein at least ten (10) Business Days before the date of any public sale or at least ten (10) Business Days before the time after which any private sale or other disposition is to be made unless applicable law requires otherwise.

(d) Each Secured Party shall have the right to conduct such sales on Guarantors’ premises or elsewhere and shall have the right to use the Guarantors’ premises without charge for such sales for such time or times as Lender may see fit. Each Secured Party is hereby granted a license or other right to use, without charge, Guarantors’ labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Guaranty Collateral, in advertising for sale and selling any Guaranty Collateral and Guarantors’ rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent for the benefit of the Lender.

(e) Each Secured Party shall have the right to sell, lease or otherwise dispose of the Guaranty Collateral, or any part thereof, for cash, credit or any combination thereof, and such Secured Party may purchase all or part of the Guaranty Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Guaranty Obligations, all in the discretion of the Lender. The proceeds realized from the sale of any Guaranty Collateral shall be applied first to reasonable costs and expenses, attorney’s fees, expert witness fees incurred by any Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Guaranty Collateral; second to all Secured Guaranty Obligations; and third the remainder, if any, to the Guarantors, their successors or assigns, or to whomsoever may be lawfully entitled to receive the same. If any deficiency shall arise, each Guarantor shall remain liable to the Secured Parties therefor.

(f) The right to appoint or seek appointment of a receiver, custodian or trustee of any Guarantor or any of its properties or assets pursuant to court order.

(g) All other rights and remedies that any Secured Party may have at law or in equity.

Additionally, if any Guarantor Default shall occur and be continuing, each Secured Party may enforce the payment of any Secured Guaranty Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon the Secured Parties under the Guaranty and this Agreement shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Guaranty and this Agreement or at law or in equity.

SECTION 5.02 No Waiver. No delay, failure or omission of any Secured Party to exercise any right upon the occurrence of any Guarantor Default shall impair any such right or shall be construed to be a waiver of any such Guarantor Default or an acquiescence therein. Any Secured Party may, from time to time, in a writing waive compliance by the other parties with any of the terms of the Guaranty and this Agreement and its rights and remedies upon any Guarantor Default, and, and each Guarantor agrees that no waiver by any Secured Party shall ever be legally effective unless such waiver shall be acknowledged and agreed to in writing by Lender. No waiver of any Guarantor Default by any Secured Party shall impair any right or remedy of such Secured Party not specifically waived. No single, partial or full exercise of any right of any Secured Party shall preclude any other or further exercise thereof. No modification or amendment of or supplement to this Agreement or any other written agreement between the parties hereto shall be valid or effective (or serve as a basis of reliance by way of estoppel) unless the same is in writing and signed by the Lender and the party against whom it is sought to be enforced. The acceptance by any Secured Party at any time and from time to time of a partial payment or partial performance of any of Secured Guaranty Obligations set forth herein shall not be deemed a waiver, reduction, modification or release from any Guarantor Default then existing. No waiver by any Secured Party of any Guarantor Default shall be deemed to be a waiver of any other existing or any subsequent Guarantor Default.

SECTION 5.03 Appointment Of Lender As Attorney-In-Fact. Each Guarantor irrevocably designates, makes, constitutes and appoints each Secured Party (and all persons reasonably designated by any Secured Party), with full power of substitution, as such Guarantor’s true and lawful attorney-in-fact (and not agent-in-fact) and each Secured Party, or such Secured Party’s agent, may, without notice to any Guarantor, and at such time or times thereafter as such Secured Party or said agent, in its discretion, may determine, in any Guarantor’s or such Secured Party’s name, at no duty or obligation on such Secured Party, do the following:

(a) Upon the occurrence of any Guarantor Default, all acts and things necessary to fulfill the Guarantor’s obligations under this Agreement and the other Loan Documents, except as otherwise set forth herein, at the cost and expense of the Guarantors.

(b) In addition to, but not in limitation of the foregoing, at any time or times upon the occurrence of a Guarantor Default, each Secured Party shall have the right: (i) to enter upon Guarantors’ premises and to receive and open all mail directed to the Guarantors and remove all payments to the Guarantors on the Guaranty Collateral; (ii) in the name of the Guarantors, to notify the Post Office authorities to change the address for the delivery of mail addressed to the Guarantors to such address as such Secured Party may designate; (iii) demand, collect, receive for and give renewals, extensions, discharges and releases of any Guaranty Collateral; (iv) institute and prosecute legal and equitable proceedings to realize upon the Guaranty Collateral; (v) settle, compromise, compound or adjust claims in respect of any Guaranty Collateral or any legal proceedings brought in respect thereof; (vi) generally, sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Guaranty Collateral as fully and completely as though such Secured Party were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirements of notice to the Guarantors or other persons under applicable laws; (vii) take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds of Guaranty Collateral; (viii) endorse the name of the Guarantors upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of Guaranty Collateral that may come into the possession of such Secured Party; and (ix) sign the Guarantors’ name on any instruments or documents relating to any of the Guaranty Collateral. The appointment of each Secured Party as attorney-in-fact for the Guarantors is coupled with an interest and is irrevocable.

ARTICLE VI

EXPENSES AND INDEMNITIES

SECTION 6.01 Payment For Expenses. The Guarantors shall pay (within thirty (30) days after any invoice or other statement or notice) all costs and expenses incurred by any Secured Party or any of their affiliates, including, without limitation, (a) all documentation and diligence fees and expenses, (b) all search, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-closing UCC, judgment and tax lien searches and wire transfer fees), (c) all audit fees and expenses, (d) all of the Secured Parties’ attorneys’ fees and expenses, but only to the extent incurred after a Guarantor Default or incurred in connection with (i) any effort to enforce, protect or collect payment of any Secured Guaranty Obligations or to enforce the Guaranty or this Agreement or any related agreement, document or instrument, or effect collection hereunder or thereunder, (ii) instituting, maintaining, preserving, enforcing and foreclosing on the Liens of the Collateral Agent for the benefit of the Secured Parties in any of the Guaranty Collateral, whether through judicial proceedings or otherwise, (v) defending or prosecuting any actions, claims or proceedings arising out of or relating to the Secured Parties’ transactions with the Guarantors unless there is a final, non-appealable judgment by a court which finds the applicable Secured Party to have acted in gross negligence or willful misconduct in connection therewith, or (vi) any modification, restatement, supplement, amendment, waiver or extension of this Agreement, the Guaranty or any related agreement, document or instrument, and all of the same may and shall be part of the Secured Guaranty Obligations.

ARTICLE VII

COLLATERAL AGENT

SECTION 7.01 Exculpation, Collateral Agent’s Reliance, Etc.  Neither Collateral Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable to Lender, any Guarantor or any other Person for any action taken or omitted to be taken by any of them under or in connection with the this Agreement or the Guaranty, including their negligence of any kind, except that each shall be liable for its own gross negligence or willful misconduct, as determined by a non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, Collateral Agent (a) may consult with legal counsel (including counsel for the Guarantors), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Lender and shall not be responsible to Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the this Agreement or the Guaranty on the part of any Guarantor or to inspect the property (including the books and records) of any Guarantor; (d) shall not be responsible to Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any this Agreement or the Guaranty or any instrument or document furnished in connection therewith; (e) may rely upon the representations and warranties of each Guarantor or Secured Party in exercising its powers hereunder; and (f) shall incur no liability to Lender under or in respect of the this Agreement or the Guaranty by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons. Collateral Agent shall not be liable to Lender, any Guarantor or any other Person for special, exemplary, punitive or consequential damages. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lender as it deems appropriate or it shall first be indemnified to its satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

SECTION 7.02 Benefit of Article 7. The provisions of this Article are intended solely for the benefit of Lender, and no Guarantor shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Lender. Lender and the Collateral Agent may waive or amend such provisions as they desire without any notice to or consent of any Guarantor.

SECTION 7.03 Resignation And Removal Of Collateral Agent. Collateral Agent may be removed and may resign in accordance with the provisions of Section 9.5 of the Loan Agreement.

SECTION 7.04 Notice of Guarantor Default. Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Guarantor Default, unless Collateral Agent shall have received written notice from a Lender or a Guarantor referring to this Agreement, describing such Guarantor Default and stating that such notice is a “notice of default.” Collateral Agent will notify Lender of its receipt of any such notice. Collateral Agent shall take such action with respect to such Guarantor Default as may be directed by Lender; provided, however, that unless and until Collateral Agent has received any such direction, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Guarantor Default as it shall deem advisable or in the best interest of Lender.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on Schedule A to the Loan Agreement, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

SECTION 8.02 Prior Agreements Superseded. This Agreement, together with the other Loan Documents, constitute the sole and only agreement of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Loan Documents. No provision of this Agreement or other Loan Document may be modified, waived or terminated except by instrument in writing executed by the Lender and the party against whom a modification, waiver or termination is sought to be enforced.

SECTION 8.03 Parties Bound. This Agreement shall be binding upon the Guarantors, the Collateral Agent, Lender and their respective successors and assigns, and shall inure to the benefit of the Guarantors, the Collateral Agent, Lender and the successors and permitted assigned of each Guarantor, the Collateral Agent and Lender. No Guarantor shall assign its rights or duties hereunder without the consent of Lender..

SECTION 8.04 No Third Party Beneficiary. This Agreement is for the sole benefit of the Secured Parties and is not for the benefit of any third party.

SECTION 8.05 Execution In Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

SECTION 8.06 Severability Of Provisions. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.07 Further Instruments. Each Guarantor shall from time to time execute and deliver, and shall cause each of its subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents to which they are party and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as any Secured Party reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

SECTION 8.08 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HERETO HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH PARTY HERETO ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO AGREES THAT SECTIONS 5-1401 AND 5.1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

SECTION 8.09 CONSENT OF JURISDICTION. AT THE OPTION OF LENDER, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK; AND EACH PARTY HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY RELATED PARTY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

SECTION 8.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR (b) ARISING FROM ANY LENDING RELATIONSHIP EXISTING AMONG THE COLLATERAL AGENT AND LENDER, ON THE ONE HAND, AND THE RELATED PARTIES, ON THE OTHER HAND, IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 8.11 TIME OF ESSENCE. Time is of the essence for the performance of the obligations set forth in this Agreement and the Guaranty.

signature pages follow

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

Manchester, Inc., a Nevada corporation

By:	/s/ Richard Gaines
Name:	Richard Gaines
Title:	Secretary

Nice Cars Acceptance AcquisitionCo., Inc., a Delaware corporation

By:	/s/ Richard Gaines
Name:	Richard Gaines
Title:	President

Nice Cars Operations AcquisitionCo., Inc., a Delaware corporation

By:	/s/ Richard Gaines
Name:	Richard Gaines
Title:	President

The Bank of New York, as Collateral Agent

By:	/s/ Stephen C. Jerard
Name:	Stephen C. Jerard
Title:	Vice President

Palm Beach Multi-Strategy Fund, L.P.

By:	Palm Beach Links Capital, L.P., its General Partner

By: PBL Holdings, LLC, its General Partner

By: B. Scott Olson Managing Director

By: Thomas L. Gervais Managing Director